Exhibit 99

            Dillard's, Inc. Reports First Quarter Results

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--May 13, 2004--Dillard's, Inc. (NYSE:DDS) (the "Company" or "Dillard's") today announced operating results for its first quarter ended May 1, 2004. This release contains certain forward-looking statements. Please refer to the Company's cautionary statement regarding forward-looking information included below under "Forward-Looking Information."
    Net income for the 13 weeks ended May 1, 2004 was $53.8 million ($0.64 per fully diluted share) compared to net income of $24.3 million ($0.29 per fully diluted share) for the 13 weeks ended May 3, 2003.
    Included in net income for the 13 weeks ended May 1, 2004 were pretax asset impairment and store closing charges of $4.7 million ($3.0 million after tax or $0.04 per fully diluted share).
    Included in net income for the 13 weeks ended May 3, 2003 is a pretax gain of $15.6 million ($10.0 million after tax or $0.12 per fully diluted share) pertaining to the Company's sale of its interest in Sunrise Mall and its associated center in Brownsville, Texas and a pretax credit of $12.3 million ($7.9 million after tax or $0.09 per fully diluted share) recorded due to the resolution of certain liabilities originally recorded in conjunction with the purchase of Mercantile Stores Company, Inc.

    Highlights of the quarter ended May 1, 2004 include the following:

    -- A comparable store sales increase of 2%.

    -- Gross margin improvement of 280 basis points of sales compared to the thirteen weeks ended May 3, 2003.

    -- Control of advertising, selling, administrative and general expenses. After consideration of the aforementioned $12.3 million credit in the first quarter of 2003, these expenses decreased $12.2 million.

    -- Debt reduction of $385.4 million during the first quarter of 2004, including the redemption of $331.6 million Preferred Securities on February 2, 2004.

    Sales

    Sales for the 13 weeks ended May 1, 2004 were $1.854 billion compared to sales for the 13 weeks ended May 3, 2003 of $1.814 billion, an increase of 2%. Sales in comparable stores for the 13-week period increased 2%.

    Gross Margin/Merchandise Initiatives

    Gross margin performance for the 13 weeks ended May 1, 2004 increased 280 basis points as a percentage of sales. Inventory position at May 1, 2004 in comparable stores declined 3% compared to inventory position at May 3, 2003.
    Dillard's management reiterates their strong belief that merchandise differentiation by the Company is crucial to its future success in the marketplace. During the first quarter of 2004, Dillard's continued its long-term strategy of refining its merchandise mix to appeal to customers seeking merchandise in the "better" (more upscale) categories. Additionally, the Company continued its commitment to present merchandise with a younger focus and more fashion-forward attitude. The Company is working to accomplish improvement in its assortments by offering selections from promising new upscale national brands. Additionally, the Company is enhancing its exclusive brand program to include more selections in the better categories. Dillard's will continue to de-emphasize or eliminate under-performing brands from both national brand and exclusive brand sources.
    In an effort to further tune its merchandise mix, the Company will continue to edit merchandise assortments on a location by location basis, tailoring the merchandise mix to meet the differing demands of each local market demographic.

    Advertising, Selling, Administrative and General Expenses

    Advertising, selling, administrative and general ("SG&A") increased $0.1 million to $509.8 million for the 13 weeks ended May 1, 2004 from $509.7 million for the comparable period ended May 3, 2003. Included in SG&A expenses for the 13 weeks ended May 3, 2003 is a pretax credit of $12.3 million ($7.9 million after tax or $0.09 per fully diluted share) recorded due to the resolution of certain liabilities originally recorded in conjunction with the purchase of Mercantile Stores Company, Inc. After consideration of this credit, SG&A expenses for the 13 weeks ended May 1, 2004 declined $12.2 million.
    During the 13 weeks ended May 1, 2004 the Company experienced notable savings in bad debt expense. Bad debt expense declined $5.0 million as a result of the Company's improved credit card portfolio attributable in part to improvement in credit granting operations. Savings were noted in most other expense categories, as well, and the Company capitalized on the leverage of positive comparable store sales. First quarter SG&A expenses as a percentage of sales declined 130 basis points compared to the thirteen weeks ended May 3, 2003 after consideration of the aforementioned pretax credit in that period.

    Debt/Interest Expense

    Interest and debt expense declined to $38.0 million during thirteen weeks ended May 1, 2004 from $43.4 million for the thirteen weeks ended May 3, 2003, as a result of the Company's continued debt reduction. During the 13 weeks ended May 1, 2004, the Company retired $2.6 million of its 6.3% notes due February of 2008.
    The Company redeemed $331.6 million Preferred Securities on February 2, 2004 as planned, with $100 million borrowed under its amended $1 billion revolving credit facility and the balance borrowed under the Company's accounts receivable securitization conduit facilities. Short-term borrowings under both the credit facility and accounts receivable securitization conduit facilities were $376.5 million at February 2, 2004. Subsequently, the Company has repayed these borrowings utilizing cash from operations during the first quarter of 2004.
    At May 1, 2004, there were no short-term borrowings under either the $1 billion revolving credit facility or the $400 million accounts receivable conduit facilities. Dillard's expects to fund its cyclical working capital needs through a combination of financing from its accounts receivable securitization conduit facilities and its revolving credit facility.
    At May 1, 2004, letters of credit totaling $69.9 million were outstanding under the Company's $1 billion revolving credit facility.

Store Openings/Closings - First Quarter
---------------------------------------

Store openings during the 13 weeks ended May 1, 2004 were:

                                                     Open
  Dillard's at:               City                   Month    Sq. Feet
----------------------------------------------------------------------
The Shoppes at East Chase(a)   Montgomery, Alabama   March     155,000
Coastal Grand                  Myrtle Beach,
                                 South Carolina      March     155,000
Colonial University Village(a) Auburn, Alabama       April     126,000
Greenbrier Mall(a)             Chesapeake, Virginia  April     160,000

(a) Replacement store

At May 1, 2004, the Company operated 329 stores spanning 29 states
- all operating with one name - Dillard's.


                   Dillard's, Inc. and Subsidiaries
            Condensed Consolidated Statements of Operations
                 (In Millions, Except Per Share Data)

                                       Thirteen-Week Period Ended
                                --------------------------------------

                                     May 1, 2004        May 3, 2003
                                --------------------------------------

                                            % of                % of
                                  Amount     Net     Amount      Net
                                            Sales               Sales
                                ---------- -------- --------- --------
                                    (Unaudited)         (Unaudited)
Net sales                        $1,854.4        -   $1,813.9      -
Total revenues                    1,911.9    103.1%   1,891.3  104.3%
Cost of sales                     1,187.5     64.0    1,212.0   66.8
Advertising, selling,
 administrative and general
 expenses                           509.8     27.5      509.7   28.1
Depreciation and amortization        74.2      4.0       74.0    4.1
Rentals                              13.7      0.7       14.2    0.8
Interest and debt expense            38.0      2.1       43.4    2.4
Asset impairment and store
 closing charges                      4.7      0.3          -      -
                                ----------          ---------
  Total costs and expenses        1,827.9             1,853.3
                                ----------          ---------
Income before income taxes           84.0      4.5       38.0    2.1
Income taxes                         30.2                13.7
                                ---------- -------- --------- --------
Net Income                        $  53.8      2.9%   $  24.3    1.3%
                                ========== ======== ========= ========

Earnings per share:
Basic                             $  0.64             $  0.29
                                ==========          =========
Diluted                           $  0.64             $  0.29
                                ==========          =========

Weighted average shares:
Basic                                83.5                84.5
                                ==========          =========
Diluted                              83.9                84.7
                                ==========          =========


                   Dillard's, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In Millions)

                                                  May 1,      May 3,
                                                   2004        2003
                                                ----------  ----------
Assets                                               (Unaudited)
Current Assets:
  Cash and cash equivalents                       $   67.1    $  248.2
  Accounts receivable (net of allowance
     for doubtful accounts of $40.9 and $50.3)     1,092.7     1,211.1
  Merchandise inventories                          1,969.5     2,005.5
  Other current assets                                26.3        37.4
                                                ----------  ----------
    Total current assets                           3,155.6     3,502.2

Property and equipment, net                        3,161.8     3,287.0
Goodwill                                              36.7        39.2
Other assets                                         156.1       159.3
                                                ----------  ----------

    Total Assets                                  $6,510.2    $6,987.7
                                                ==========  ==========

Liabilities and Stockholders' Equity
Current Liabilities:
  Trade accounts payable and accrued expenses $1,084.0 $1,040.7 Current portion of long-term debt and capital
   leases                                            167.9       138.9
  Federal and state income taxes                     141.9        40.0
                                                ----------  ----------
    Total current liabilities                      1,393.8     1,219.6

Long-term debt and capital leases                  1,869.2     2,164.2
Other liabilities                                    147.5       128.8
Deferred income taxes                                611.9       673.6
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                  200.0       531.6
Stockholders' equity                               2,287.8     2,269.9
                                                ----------  ----------

    Total Liabilities and Stockholders' Equity    $6,510.2    $6,987.7
                                                ==========  ==========


                     Other Financial Information
                            (In Millions)
                             (Unaudited)
                                                    May 1,    May 3,
                                                     2004      2003
                                                ----------  ----------

Square footage                                        56.2        56.2
                                                ==========  ==========
Capital expenditures:
  13 weeks ended                                  $   42.8    $   41.5

Supplemental Information
------------------------

Sales by Month
--------------

Sales performance by month for the first quarter occurred as follows:

                                                Total      Comparable
                                                ----------------------
                                     February   +2%        +2%
                                     March      +4%        +3%
                                     April      +1%        +1%
                                     Quarter 1  +2%        +2%

Sales by Category
-----------------

During the 13 weeks ended May 1, 2004, sales were strong in accessories, shoes and lingerie where trends exceeded the Company's average sales performance for the period. Sales in the men's areas were slightly above trend. Sales in cosmetics and women's and juniors' were in line with trend. Sales in the home and children's categories were weakest during the period, performing below trend.

Sales by Region
---------------

During the 13 weeks ended May 1, 2004, sales in the Eastern and Western regions were stronger than the Company average trend. Sales in the Central region of the Company were slightly below trend.

Estimates for 2004
------------------

The Company is updating the following estimates for certain income statement items for the fiscal year ended January 29, 2005 based upon current conditions. Actual results may differ significantly from these estimates as conditions and factors change - See "Forward-Looking Information."

                                                 In Millions
                                                 -----------
                                              2004          2003
                                           Estimated       Actual
                                           ---------       ------

          Depreciation and amortization       $295         $291
          Rental expense                        62           64
          Interest and debt expense            155          181
          Capital expenditures                 260          227

    Forward-Looking Information

    The foregoing contains certain "forward-looking statements" within the definition of federal securities laws. Statements made in this release regarding the Company's merchandise strategies, funding of cyclical working capital needs, estimates of depreciation and amortization, rental expense, interest and debt expense and capital expenditures for fiscal year 2004 are forward-looking statements. The Company cautions that forward-looking statements, as such term is defined in the Private Securities Litigation Reform Act of 1995, contained in this report are based on estimates, projections, beliefs and assumptions of management at the time of such statements and are not guarantees of future performance. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise. Forward-looking statements of the Company involve risks and uncertainties and are subject to change based on various important factors. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements made by the Company and its management as a result of a number of risks, uncertainties and assumptions. Representative examples of those factors (without limitation) include general retail industry conditions and macro-economic conditions; economic and weather conditions for regions in which the Company's stores are located and the effect of these factors on the buying patterns of the Company's customers; the impact of competitive pressures in the department store industry and other retail channels including specialty, off-price, discount, internet, and mail-order retailers; trends in personal bankruptcies and charge-off trends in the credit card receivables portfolio; changes in consumer spending patterns and debt levels; adequate and stable availability of materials and production facilities from which the Company sources its merchandise; changes in operating expenses, including employee wages, commission structures and related benefits; possible future acquisitions of store properties from other department store operators and the continued availability of financing in amounts and at the terms necessary to support the Company's future business; fluctuations in LIBOR and other base borrowing rates; potential disruption from terrorist activity and the effect on ongoing consumer confidence; potential disruption of international trade and supply chain efficiencies; world conflict and the possible impact on consumer spending patterns and other economic and demographic changes of similar or dissimilar nature.


    CONTACT: Dillard's, Inc., Little Rock
             Julie J. Bull, 501-376-5965